Exhibit 99.3

TRANSACTION SUBORDINATION AGREEMENT

DATED AS OF:	July 11, 2008

AMONG:	GATEWAY, INC.	("Gateway")

________________________

________________________

GATEWAY COMPANIES, INC.	(collectively, "Client")

MPC-PRO, LLC

________________________

AND:	WELLS FARGO BANK, NATIONAL ASSOCIATION	("PO Lender")

Wells Fargo Business Credit purchase order division

900 Skokie Blvd.

Suite 210

Northbrook, Illinois 60062

RECITALS

A.         Client has granted to Gateway a security interest in all or part of Client's assets, which is subordinate to a security interest granted by the Client to Wells Fargo Bank, National Association in all of Client's assets. Gateway shall not be providing financing to Client for some transactions, however, and Client seeks financial assistance from PO Lender to enable Client to undertake and complete such transactions (the "PO Lender Transactions").

B.         The PO Lender Transactions shall consist of the purchase by PO Lender of the materials required to fulfill purchase orders received by Client from its customers. PO Lender will retain the Client to process and ship ordered goods, during which time title to and ownership of such materials shall remain with PO Lender.

C.         Client has granted or shall grant to PO Lender a security interest in all of Client's assets and PO Lender has agreed to enter into financing arrangements with Client from time to time on the condition, among others, that Gateway and PO Lender execute this Agreement.

D.         In consideration of PO Lender's entering into financing arrangements with Client, Gateway is willing to subordinate its security interest in the assets of Client as agreed below.

NOW, THEREFORE, the parties agree as follows:

1.         Gateway agrees that the right, title, lien and interest of PO Lender in all of Client's now existing or hereafter acquired assets shall be superior to any right, title, lien and interest of Gateway in the Clients now existing or hereafter acquired assets. The subordination of Gateway's security interest in the assets of Client to the security interest of PO Lender shall remain in effect until all of Client's obligations to PO Lender related in any way to any and all PO Lender Transactions have been satisfied.

2.         Gateway agrees that it will not seek to notify account debtors or other obligors of its subordinated security interests on the proceeds of Clients assets, nor will Gateway collect such proceeds or otherwise enforce or apply its security interest in such proceeds, unless and until PO Lender has advised Gateway, in writing, that all of Client's obligations to PO Lender related in any way to any and all PO Lender Transactions have been satisfied.

3.         Gateway agrees that PO Lender may foreclose its security interest and may otherwise proceed in any manner permitted by any security agreement or by law, without affecting PO Lender's priority as established by this Agreement. PO Lender shall notify Gateway in writing of any foreclosure action and Gateway shall notify PO Lender in writing of any foreclosure action and such notice shall be given within five (5) business days following commencement of such action.

4.         Gateway hereby consents to and waives notice of any and all extensions and renewals of Client's obligations to PO Lender, any or all of which, at PO Lender's option, may be for a period longer than the period of the renewed or extended obligation. PO Lender hereby consents to and waives notice of any and all extensions and renewals of Client's obligations to Gateway, any or all of which, at Gateway's option, may be for a period longer than the period of the renewed or extended obligation.

5.         This Agreement shall not be construed to give rise to any obligation on the part of PO Lender to assume or pay any indebtedness of Client to Gateway, nor shall this Agreement be construed to give rise to any obligation on the part of PO Lender to provide to Client any amount or enter into other financing arrangement with Client. This Agreement shall not be construed to give rise to any obligation on the part of Gateway to assume or pay any indebtedness of Client to PO Lender, nor shall this Agreement be construed to give rise to any obligation on the part of Gateway to provide to Client any amount or enter into other financing arrangement with Client.

6.         Notice of acceptance hereof is waived. The provisions of this Agreement are effective on execution of this Agreement.

7.         This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

8.	This Agreement shall be construed in accordance with, and governed by the laws of, the State of Illinois.

9.         In the event any suit or action is instituted to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to recover from the other party such sum as the court may determine reasonable as attorneys' fees, at trial and in any appellate proceeding, proceeding under the bankruptcy code or receivership, in addition to all other sums provided by law.

10.       This Agreement, together with that certain Agreement dated October 1, 2007, among the parties, as amended, constitutes the entire understanding and agreement of the parties with respect to the subject matter, and supersedes any and all prior or contemporaneous representations, understandings and agreements, whether written or oral. This Agreement may only be amended in writing in an agreement executed by all parties to be bound.

11.       This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

Dated as of the date first written above.

WELLS FARGO BANK NATIONAL ASSOCIATION

By:	Wells Fargo Business Credit purchase order division

	By:	/s/ John T. Marrinson
	Name:	John T. Marrinson
	Title:	Sr. Vice President

GATEWAY, INC.

By:	/s/ John King
Title:	Corp. Controller

GATEWAY COMPANIES, INC.			MPC-PRO, LLC

By:	/s/ Curtis Akey		By:	/s/ Curtis Akey
Title:	CFO		Title:	CFO

ACKNOWLEDGES AND AGREED TO BY WELLS FARGO BANK, NATIONAL ASSOCIATION, FACTORING DIVISION, AS OF THE 17th DAY OF July, 2008

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ David C. Ciccolo
Title:	E.V.P.

F:\LJG\PO LENDER\MPC Gateway Intercreditor 2.wpd July 2, 2008

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